                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                                [ ]

Filed by a party other than the Registrant             [X]

Check the appropriate box:

   [ ]  Preliminary Proxy Statement

   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   [ ]  Definitive Proxy Statement

   [X]  Definitive Additional Materials

   [ ]  Soliciting Material Pursuant to Section 240.14a-12


                              THE BRAZIL FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In its Charter)

                             CARROUSEL CAPITAL LTD.
                             THE CARROUSEL FUND LTD.
                          THE CARROUSEL FUND II LIMITED
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

        (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

        (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------

        (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

        (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

        (3)  Filing Party:

--------------------------------------------------------------------------------

        (4)  Date Filed:

                             CARROUSEL CAPITAL LTD.
                              203-205 Brompton Road
                                 London SW3 1LA
                    Tel: 44 20 7823 7044 Fax: 44 20 7591 3829



                                                         June 29, 2004

Dear Fellow Stockholder:



     Thank you for taking the time to speak with me about The Brazil Fund, Inc. (the "Fund"). To summarize our conversation, Carrousel believes that the Fund's Board of Directors (the "Board") should have a stronger commitment to good corporate governance and should provide the Fund's stockholders with a better means for maximizing the value and liquidity of their shares. Carrousel believes that the following two actions taken by the Board do not reflect the kind of corporate governance that Carrousel supports. First, in February 2004, the Board, without stockholder approval, raised the requirement for calling a special meeting of stockholders from 25% to 50% of the outstanding shares (which, as you know, is a level that is far more difficult to achieve). Second, the Fund rejected Carrousel's proposal to nominate three persons for election to the Board based on, what Carrousel believes to be, a mere technicality.

     If the Fund's nominees are not elected to a new term at the Fund's upcoming annual meeting, Carrousel believes that such an outcome may cause the Board to be more committed to good corporate governance and providing the Fund's stockholders with a means for maximizing the value and liquidity of their shares. Carrousel recommends that you vote to withhold authority for the election of each of the Fund's nominees to the Board.

     For your convenience, enclosed please find a copy of Carrousel's definitive proxy statement that was mailed to the Fund's stockholders on or about June 10, 2004. Thank you for your consideration.


                                              Sincerely yours,

                                              /s/ Bruno Sangle-Ferriere
                                              -------------------------
                                              Bruno Sangle-Ferriere
                                              Director
                                              Carrousel Capital Ltd.